Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Local Insight Regatta Holdings, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1. The periodic report on Form 10-Q of Local Insight Regatta Holdings, Inc. for the quarter ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Local Insight Regatta Holdings, Inc.

Date: November 12, 2009

By:	/s/ Douglas A. Myers
Name:	Douglas A. Myers
Title:	President

Date: November 12, 2009

By:	/s/ James Stirbis
Name:	James Stirbis
Title:	Chief Financial Officer